EXHIBIT 99.1

TXI Reports Fourth Quarter and Year End Results

DALLAS, July 20, 2010 (GLOBE NEWSWIRE) -- Texas Industries, Inc. (NYSE:TXI) today reported financial results for the quarter and year ended May 31, 2010. Net loss for the quarter was $9.8 million or $.35 per share. The loss includes a non cash after tax charge of $5.4 million or $.19 per share with respect to our defined benefit plans and the recognition of after tax income of $2.6 million or $.09 per share with respect to a reduction of our capital lease obligation related to power facilities at our Oro Grande, California cement plant. Net loss for the quarter ended May 31, 2009 was $42.4 million or $1.53 per share and included an after tax charge of $39.0 million or $1.41 per share from the impairment of goodwill associated with our California cement operations.

Net loss for the year was $38.9 million or $1.40 per share. Net loss for the year ended May 31, 2009 was $17.6 million or $.64 per share and included an after tax charge of $39.0 million or $1.41 per share from the impairment of goodwill associated with our California cement operations.

General Comments

"This quarter marks the first time in over 2 years that the sales volumes during the period were flat or exceeded those of the prior year period," stated Mel Brekhus, Chief Executive Officer. "Shipments were up 4% and 6% in our cement and consumer products segments while aggregate shipments were flat. However, pricing was down in all segments compared to the same period a year ago and also compared to our third quarter."

"This has been an extraordinarily difficult year and I am proud of the way we maintained our focus on cutting costs and generating cash," added Brekhus. "We began the year with $20 million of cash and ended it with $75 million of cash and we have an additional $89 million available under our credit facility."

"We have tremendous people and great assets in our markets; including our cement plant at Oro Grande, California, which ran very well during the quarter and demonstrated the efficiencies we expected. Nevertheless, conditions in our industry continue to be challenging and will remain so until the economy in general and construction in particular recovers," concluded Brekhus.

A teleconference will be held today, July 20, 2010 at 1:00 Central Daylight Time to further discuss quarter results. A real-time webcast of the conference is available by logging on to TXI's website at www.txi.com.

The following is a summary of operating results for our business segments and certain other operating information related to our principal products.

Cement Operations

	Quarter ended May 31,		Year ended May 31,
In thousands except per unit	2010	2009	2010	2009

Operating Results
Total cement sales	$ 73,672	$ 79,018	$ 266,180	$ 364,386
Total other sales and delivery fees	9,844	5,452	28,333	30,934
Total segment sales	83,516	84,470	294,513	395,320
Cost of products sold	71,929	76,142	270,763	342,824
Gross profit	11,587	8,328	23,750	52,496
Selling, general and administrative	(4,780)	(4,279)	(17,528)	(19,343)
Goodwill impairment	--	(58,395)	--	(58,395)
Other income	950	1,606	7,774	9,301
Operating Profit (Loss)	$ 7,757	$ (52,740)	$ 13,996	$ (15,941)

Cement
Shipments (tons)	934	897	3,226	4,035
Prices ($/ton)	$78.95	$88.23	$82.51	$90.31
Cost of sales ($/ton)	$69.99	$78.94	$76.36	$78.02

Three months ended May 31, 2010

Cement operating profit for the three-month period ended May 31, 2010 was $7.8 million. Cement operating profit increased $2.1 million compared to the prior fiscal period after adjusting for the goodwill impairment charge incurred in the prior year.

Total segment sales for the three-month period ended May 31, 2010 decreased $1.0 million from the prior fiscal period as the decline in total cement sales was largely offset by increases in other sales and delivery fees. Our Texas market area accounted for approximately 72% of cement sales in the current period compared to 70% of cement sales in the prior year period. Cement shipments increased 6% in our Texas market area and were flat in our California market area compared to the prior fiscal period. Average prices decreased 10% in our Texas market area and 12% in our California market area from the prior fiscal period.

Cost of products sold for three-month period ended May 31, 2010 decreased $4.2 million from the prior fiscal period primarily due to lower supplies and maintenance expense associated with scheduled plant shut downs and lower service costs and depreciation recognized with respect to the reduction of our capital lease obligation related to power facilities at our Oro Grande, California cement plant which were partially offset by the effect of higher shipments. Cement unit costs decreased 11% from the prior fiscal period primarily due to lower supplies and maintenance expense and higher shipment volumes.

Selling, general and administrative expense for the three-month period ended May 31, 2010 increased $0.5 million from the prior fiscal period.

Goodwill resulting from the acquisition of Riverside Cement Company and identified with our California cement operations had a carrying value of $58.4 million at May 31, 2008. Based on an impairment test performed as of May 31, 2009 there was no implied fair value of the reporting unit goodwill, and therefore, an impairment charge of $58.4 million was recognized in the prior fiscal period.

Other income for the three-month period ended May 31, 2010 decreased $0.7 million from the prior fiscal period.

Fiscal Year 2010 Compared to Fiscal Year 2009

Cement operating profit for fiscal year 2010 was $14.0 million. Cement operating loss for fiscal year 2009 was $15.9 million including a goodwill impairment charge of $58.4 million associated with our California cement operation. Cement operating profit for fiscal year 2010 decreased $28.5 million from the prior fiscal year excluding the impairment charge. Lower shipments and sales prices reduced operating profit approximately $47 million. The effect of lower shipments and sales prices was offset in part by lower production costs.

Total segment sales for fiscal year 2010 were $294.5 million compared to $395.3 million for the prior fiscal year. Cement sales decreased $98.2 million as construction activity declined in both our Texas and California market areas. Abnormally inclement weather further impacted already depressed construction activity during the six-month and three-month periods ended February 28, 2010 in our Texas and California market areas, respectively. Our Texas market area accounted for approximately 71% of cement sales in the current fiscal year compared to 70% of cement sales in the prior fiscal year. Cement shipments decreased 21% in our Texas market area and 18% in our California market area from the prior fiscal year. Average prices decreased 7% in our Texas market area and 13% in our California market area from the prior fiscal year.

Cost of products sold for fiscal year 2010 decreased $72.1 million from the prior fiscal year primarily due to lower shipments and our efforts to manage costs. Cement unit costs decreased 2% from the prior fiscal year as the effect of lower shipments was offset by lower raw material, energy and supplies and maintenance costs. Supplies and maintenance costs related to scheduled maintenance at our three cement plants decreased approximately $14 million from the prior fiscal year.

Selling, general and administrative expense for fiscal year 2010 decreased $1.8 million from the prior fiscal year. The decrease was primarily due to lower overall administrative expenses offset in part by a $1.1 million increase in provision for bad debts.

Goodwill resulting from the acquisition of Riverside Cement Company and identified with our California cement operations had a carrying value of $58.4 million at May 31, 2008. Based on an impairment test performed as of May 31, 2009 there was no implied fair value of the reporting unit goodwill, and therefore, an impairment charge of $58.4 million was recognized.

Other income for fiscal year 2010 decreased $1.5 million from the prior fiscal year. Other income includes gains of $3.4 million in fiscal year 2010 and $1.7 million in fiscal year 2009 from sales of emissions credits associated with our Crestmore cement plant in Riverside, California. In addition, other income in fiscal year 2009 includes $2.8 million in lease bonus payments received upon the execution of oil and gas lease agreements on property associated with our north Texas cement operations.

Aggregate Operations

	Quarter ended May 31,		Year ended May 31,
In thousands except per unit	2010	2009	2010	2009

Operating Results
Total stone, sand and gravel sales	$ 25,159	$ 27,962	$ 88,019	$ 131,197
Total other sales and delivery fees	24,141	24,456	76,928	106,294
Total segment sales	49,300	52,418	164,947	237,491
Cost of products sold	42,925	43,541	142,963	197,583
Gross profit	6,375	8,877	21,984	39,908
Selling, general and administrative	(2,471)	(2,925)	(9,602)	(12,633)
Other income	180	618	1,419	6,954
Operating Profit	$ 4,084	$ 6,570	$ 13,801	$ 34,229

Stone, sand and gravel
Shipments (tons)	3,351	3,397	11,363	16,470
Prices ($/ton)	$7.51	$8.23	$7.75	$7.97
Cost of sales ($/ton)	$6.60	$7.14	$6.91	$6.68

Three months ended May 31, 2010

Aggregate operating profit for the three-month period ended May 31, 2010 was $4.1 million, a decrease of $2.5 million from the prior fiscal period; primarily due to lower average sales prices.

Total segment sales for the three-month period ended May 31, 2010 were $49.3 million compared to $52.4 million for the prior fiscal period. Stone, sand and gravel sales decreased $2.8 million on 9% lower average prices and 1% lower shipments.

Cost of products sold for the three-month period ended May 31, 2010 decreased $0.6 million from the prior fiscal year.   Stone, sand and gravel unit costs decreased 8% from the prior fiscal period due to lower production costs.

Selling, general and administrative expense for the three-month period ended May 31, 2010 decreased $0.5 million from the prior fiscal period.

Other income for the three-month period ended May 31, 2010 decreased $0.4 million from the prior fiscal period.

Fiscal Year 2010 Compared to Fiscal Year 2009

Aggregate operating profit for fiscal year 2010 was $13.8 million, a decrease of $20.4 million from the prior fiscal year. Lower shipments and sales prices reduced operating profit approximately $27 million. The effect of lower shipments and sales prices was offset in part by lower production costs.

Total segment sales for fiscal year 2010 were $164.9 million compared to $237.5 million for the prior fiscal year. Stone, sand and gravel sales decreased $43.2 million on 3% lower average prices and 31% lower shipments.

Cost of products sold for fiscal year 2010 decreased $54.6 million from the prior fiscal year primarily due to lower shipments.   Stone, sand and gravel unit costs increased 3% from the prior fiscal year as the effect of lower shipments was offset in part by approximately $16 million lower production costs.

Selling, general and administrative expense for fiscal year 2010 decreased $3.0 million from the prior fiscal year. The decrease was primarily due to lower overall expenses, including wages and benefits, marketing, travel and outside service expenses, as a result of our focus on reducing costs.

Other income for fiscal year 2010 decreased $5.5 million. Other income includes a gain of $5.0 million in fiscal year 2009 from the sale of real estate associated with our aggregate operations in north Texas.

Consumer Products Operations

	Quarter ended May 31,		Year ended May 31,
In thousands except per unit	2010	2009	2010	2009

Operating Results
Total ready-mix concrete sales	$ 46,244	$ 50,899	$ 175,712	$ 247,931
Total other sales and delivery fees	16,621	16,054	55,671	61,490
Total segment sales	62,865	66,953	231,383	309,421
Cost of products sold	59,509	60,014	218,119	288,756
Gross profit	3,356	6,939	13,264	20,665
Selling, general and administrative	(2,819)	(2,943)	(10,193)	(13,116)
Other income	70	98	586	1,314
Operating Profit (Loss)	$ 607	$ 4,094	$ 3,657	$ 8,863

Ready-mix concrete
Shipments (cubic yards)	607	572	2,147	2,902
Prices ($/cubic yard)	$76.06	$89.00	$81.83	$85.46
Cost of sales ($/cubic yard)	$75.60	$82.13	$79.82	$81.41

Three months ended May 31, 2010

Consumer products operating profit for the three-month period ended May 31, 2010 was $0.6 million, a decrease of $3.5 million from the prior fiscal period; primarily due to significantly lower gross margins.

Total segment sales for the three-month period ended May 31, 2010 were $62.9 million compared to $67.0 million for the prior fiscal period. Ready-mix concrete sales decreased $4.7 million on 15% lower average prices and 6% higher shipments.

Cost of products sold for the three-month period ended May 31, 2010 decreased $0.5 million from the prior fiscal period. Ready-mix concrete unit costs decreased 8% from the prior fiscal year primarily as a result of lower raw material costs.

Selling, general and administrative expense for the three-month period ended May 31, 2010 decreased $0.1 million from the prior fiscal period.

Other income for the three-month period ended May 31, 2010 was comparable with the prior fiscal period.

Fiscal Year 2010 Compared to Fiscal Year 2009

Consumer products operating profit for fiscal year 2010 was $3.7 million, a decrease of $5.2 million from the prior fiscal year. Lower shipments and sales prices reduced operating profit approximately $18 million. The effect of lower shipments and sales prices was offset in part by approximately $10 million lower ready-mix concrete raw material costs.

Total segment sales for fiscal year 2010 were $231.4 million compared to $309.4 million for the prior fiscal year. Ready-mix concrete sales decreased $72.2 million on 4% lower average prices and 26% lower shipments as construction activity continued to decline in our Texas market area. Abnormally inclement weather contributed to the decline in construction activity during the six-month period ended February 28, 2010.

Cost of products sold for fiscal year 2010 decreased $70.6 million from the prior fiscal year. Ready-mix concrete unit costs decreased 2% from the prior fiscal year primarily as a result of lower raw material costs offset in part by the effect of lower shipments on unit costs. Our raw material unit costs decreased approximately 9% from the prior fiscal year.

Selling, general and administrative expense for fiscal year 2010 decreased $2.9 million from the prior fiscal year. The decrease was primarily due to lower overall expenses, including wages and benefits, marketing, travel and outside service expenses, as a result of our focus on reducing costs.

Other income for fiscal year 2010 decreased $0.7 million from the prior fiscal year. Other income in fiscal year 2009 included $0.4 million higher gains from routine sales of surplus operating assets and lease bonus payments of $0.2 million received upon the execution of oil and gas lease agreements on property we own in north Texas.

Corporate

	Quarter ended May 31,		Year ended May 31,
In thousands	2010	2009	2010	2009

Other income	$ 42	$ 473	$ 887	$ 3,622
Selling, general and administrative	(15,637)	(12,762)	(42,092)	(27,001)
	$ (15,595)	$ (12,289)	$ (41,205)	$ (23,379)

Three months ended May 31, 2010

Corporate other income for the three-month period ended May 31, 2010 decreased $0.4 million from the prior fiscal period.

Corporate selling, general and administrative expense for the three-month period ended May 31, 2010 increased $2.9 million from the prior fiscal period. The increase was primarily the result of charges taken with respect to our financial security plan postretirement benefit plans offset by lower stock-based compensation expense. The increase in the financial security plan postretirement benefit expense in 2010 was primarily the result of actuarial losses. In the three-month period ended May 31, 2010, we recognized a charge of $4.4 million, which includes an estimated $3.4 million that relates to years prior to 2010. Financial security plan postretirement benefit expense excluding this adjustment increased $2.9 million from the prior fiscal period.

Fiscal Year 2010 Compared to Fiscal Year 2009

Corporate other income for fiscal year 2010 decreased $2.7 million from the prior fiscal year. In addition to lower interest income of $1.1 million, other income in the prior fiscal year included lease bonus payments of $1.7 million received upon the execution of oil and gas lease agreements on property we own in north Texas that is not associated with any business segment.

Corporate selling, general and administrative expense for fiscal year 2010 increased $15.1 million from the prior fiscal year. The increase was primarily the result of $9.1 million higher stock-based compensation and $7.5 million higher financial security plan postretirement benefit expense. Our stock-based compensation includes awards expected to be settled in cash, the expense for which is based on their fair value at the end of each period until the awards are paid. The impact of changes in our stock price on the fair value of these awards increased stock-based compensation $8.9 million from the prior fiscal year. The increase in the financial security plan postretirement benefit expense in 2010 was primarily the result of actuarial losses.  In 2010, we recognized a charge of $4.4 million which includes an estimated $3.4 million that relates to years prior to 2010. Financial security plan postretirement benefit expense excluding this adjustment increased $3.1 million from the prior fiscal year.

Interest

Interest expense incurred for the three-month period ended May 31, 2010 was $12.0 million, all of which was expensed. Interest expense incurred for the prior fiscal period was $13.1 million, $4.7 million of which was capitalized in connection with our Hunter, Texas cement plant expansion project and $8.4 million was expensed.

Interest expense incurred for fiscal year 2010 was $52.2 million, all of which was expensed. Interest expense incurred for fiscal year 2009 was $47.7 million, of which $14.4 million was capitalized in connection with our Hunter, Texas cement plant expansion project and $33.3 million was expensed.

Interest expense incurred for the three-month period ended May 31, 2010 decreased $1.1 million from the prior fiscal period due to the reduction in our capital lease obligation related to power facilities at our Oro Grande, California cement plant. Interest expense incurred for the twelve-month period ended May 31, 2010 increased $4.5 million from the prior year primarily as a result of higher average outstanding debt offset in part by the fourth quarter reduction in the capital lease obligation.

Loss on Debt Retirements

On August 18, 2008, we sold $300 million aggregate principal amount of additional 7.25% senior notes due in 2013 at an offering price of $93.25. The net proceeds were used to repay our $150 million senior term loan and borrowings outstanding under our senior revolving credit facility in the amount of $29.5 million. We recognized a loss on debt retirement of $0.9 million representing a write-off of debt issuance costs associated with the mandatory prepayment of the term loan in fiscal year 2009.

Income Taxes

Our effective tax rate was 37.3% in 2010 and 42.0% in 2009. The rate change is associated with the decline in our pre-tax earnings. The primary reason that the effective tax rate differs from the 35% statutory corporate rate is due to additional percentage depletion that is tax deductible, the effect of qualified domestic production activities, state income taxes and nondeductible stock compensation.

Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on our business, the cyclical and seasonal nature of our business, the level of construction activity in our markets, abnormal periods of inclement weather, unexpected periods of equipment downtime, unexpected operational difficulties, changes in the cost of raw materials, fuel and energy, changes in the cost or availability of transportation, changes in interest rates, the timing and amount of federal, state and local funding for infrastructure, delays in announced capacity expansions, ongoing volatility and uncertainty in the capital or credit markets, the impact of environmental laws, regulations and claims and changes in governmental and public policy, and the risks and uncertainties described in our reports on Forms 10-K, 10-Q and 8-K. Forward-looking statements speak only as of the date hereof, and we assume no obligation to publicly update such statements.

TXI is the largest producer of cement in Texas and a major cement producer in California. TXI is also a major supplier of construction aggregate, ready-mix concrete and concrete products.

The Texas Industries, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6602

CONSOLIDATED BALANCE SHEETS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	May 31,
In thousands	2010	2009

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 74,946	$ 19,796
Receivables – net	112,184	129,432
Inventories	142,419	155,724
Deferred income taxes and prepaid expenses	23,426	22,039
TOTAL CURRENT ASSETS	352,975	326,991

PROPERTY, PLANT AND EQUIPMENT
Land and land improvements	158,367	156,917
Buildings	58,351	58,442
Machinery and equipment	1,220,021	1,247,931
Construction in progress	322,039	328,256
	1,758,778	1,791,546
Less depreciation and depletion	604,269	572,195
	1,154,509	1,219,351
OTHER ASSETS
Goodwill	1,715	1,715
Real estate and investments	6,774	10,001
Deferred charges and other	15,774	14,486
	24,263	26,202
	$ 1,531,747	$ 1,572,544

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 56,214	$ 55,749
Accrued interest, compensation and other	51,455	51,856
Current portion of long-term debt	234	243
TOTAL CURRENT LIABILITIES	107,903	107,848

LONG-TERM DEBT	538,620	541,540

DEFERRED INCOME TAXES AND OTHER CREDITS	123,976	120,011

SHAREHOLDERS' EQUITY
Common stock, $1 par value ; authorized 100,000 shares; issued and outstanding 27,796 and 27,718 shares, respectively	27,796	27,718
Additional paid-in capital	475,584	469,908
Retained earnings	272,018	319,199
Accumulated other comprehensive loss	(14,150)	(13,680)
	761,248	803,145
	$ 1,531,747	$ 1,572,544

CONSOLIDATED STATEMENTS OF OPERATIONS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Year Ended May 31,
In thousands except per share	2010	2009	2008

NET SALES	$ 621,064	$ 839,202	$ 1,028,854

Cost of products sold	562,066	726,133	834,333
GROSS PROFIT	58,998	113,069	194,521

Selling, general and administrative	79,415	72,093	96,220
Goodwill impairment	--	58,395	--
Interest	52,240	33,286	2,505
Loss on debt retirements	--	907	--
Other income	(10,666)	(21,191)	(31,563)
	120,989	143,490	67,162
INCOME (LOSS) BEFORE INCOME TAXES	(61,991)	(30,421)	127,359

Income taxes (benefit)	(23,138)	(12,774)	39,728
NET INCOME (LOSS)	$ (38,853)	$ (17,647)	$ 87,631

Net income (loss) per share
Basic	$ (1.40)	$ (.64)	$ 3.20
Diluted	$ (1.40)	$ (.64)	$ 3.14

Average shares outstanding
Basic	27,744	27,614	27,383
Diluted	27,744	27,614	27,860

Cash dividends per share	$ .30	$ .30	$ .30

CONSOLIDATED STATEMENTS OF CASH FLOWS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Year Ended May 31,
In thousands	2010	2009	2008

OPERATING ACTIVITIES
Net income (loss)	$ (38,853)	$ (17,647)	$ 87,631
Adjustments to reconcile net income (loss) to cash provided by operating activities
Depreciation, depletion and amortization	63,925	68,192	55,577
Goodwill impairment	--	58,395	--
Gains on asset disposals	(1,350)	(6,759)	(19,410)
Deferred income taxes (benefit)	(9,132)	(1,938)	20,036
Stock-based compensation expense (credit)	5,097	(4,400)	2,395
Excess tax benefits from stock-based compensation	(250)	(1,596)	(3,299)
Loss on debt retirements	--	907	--
Other – net	13,998	5,931	2,475
Changes in operating assets and liabilities
Receivables – net	(5,421)	55,397	(29,507)
Inventories	13,706	(11,070)	(9,400)
Prepaid expenses	387	(1,894)	(2,033)
Accounts payable and accrued liabilities	6,046	(36,232)	(2,910)
Net cash provided by operating activities	48,153	107,286	101,555

INVESTING ACTIVITIES
Capital expenditures - expansions	(5,337)	(223,445)	(247,552)
Capital expenditures – other	(8,322)	(65,099)	(64,973)
Cash designated for property acquisitions	--	28,733	(28,733)
Proceeds from asset disposals	21,592	7,981	34,922
Investments in life insurance contracts	6,967	2,876	99,203
Other – net	2,079	(21)	101
Net cash provided (used) by investing activities	16,979	(248,975)	(207,032)

FINANCING ACTIVITIES
Long-term borrowings	--	327,250	366,000
Debt retirements	(245)	(197,772)	(232,366)
Debt issuance costs	(2,552)	(5,470)	(2,160)
Stock option exercises	893	4,641	3,315
Excess tax benefits from stock-based compensation	250	1,596	3,299
Common dividends paid	(8,328)	(8,287)	(8,222)
Net cash provided (used) by financing activities	(9,982)	121,958	129,866
Increase (decrease) in cash and cash equivalents	55,150	(19,731)	24,389

Cash and cash equivalents at beginning of year	19,796	39,527	15,138
Cash and cash equivalents at end of year	$ 74,946	$ 19,796	$ 39,527
CONTACT:  Texas Industries, Inc.
          Kenneth R. Allen, Vice President, Finance,
           Chief Financial Officer
          972.647.6730
          kallen@txi.com

Texas Industries, Inc.
Consolidated Statements of Operations
$ In thousands expect per share

	FY2005	FY2006	FY2007	FY2008	FY2009					FY2010
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

Shipments
Cement (thousands of tons)	5,394	5,136	5,074	5,035	1,218	1,083	837	897	4,035	915	738	639	934	3,226
Aggregates (thousands of tons)	23,616	25,246	22,114	21,851	5,201	4,605	3,267	3,397	16,470	3,423	2,642	1,947	3,351	11,363
Ready-mix (thousands of cubic yards)	3,678	3,830	3,665	3,844	947	769	614	572	2,902	612	501	427	607	2,147

Price
Cement ($ per ton)	75.05	87.14	95.06	93.07	91.43	90.87	90.17	88.23	90.31	85.70	83.64	81.82	78.95	82.51
Aggregates ($ per ton)	5.68	6.08	7.03	7.44	7.82	7.74	8.23	8.23	7.97	8.12	7.65	7.62	7.51	7.75
Ready-mix ($ per cubic yard)	60.54	69.25	75.87	80.83	83.30	84.37	86.87	89.00	85.46	88.46	83.02	79.17	76.06	81.83

Net Sales
Cement	404,823	447,594	482,379	468,673	111,404	98,407	75,557	79,018	364,386	78,460	61,726	52,322	73,672	266,180
Aggregates	134,220	153,480	155,562	162,582	40,679	35,667	26,889	27,962	131,197	27,794	20,217	14,849	25,159	88,019
Ready-mix	222,680	265,254	278,067	310,652	78,894	64,832	53,306	50,899	247,931	54,053	41,720	33,695	46,244	175,712
Other	104,847	118,555	119,798	132,606	32,275	28,498	29,200	31,348	121,321	28,939	22,244	19,923	30,420	101,526
Interplant	(105,576)	(121,127)	(118,406)	(130,461)	(31,992)	(27,398)	(22,151)	(21,489)	(103,030)	(20,878)	(15,988)	(13,575)	(19,338)	(69,779)
Delivery Fees	73,809	80,166	78,850	84,802	25,132	21,793	15,858	14,614	77,397	15,589	13,016	10,615	20,186	59,406
Net Sales	834,803	943,922	996,250	1,028,854	256,392	221,799	178,659	182,352	839,202	183,957	142,935	117,829	176,343	621,064

Costs and Expenses (Income)
Cost of products sold	692,414	766,941	754,088	834,333	223,765	195,145	149,015	158,208	726,133	149,852	126,063	131,126	155,025	562,066
Selling, general and administrative	78,434	88,663	108,106	96,220	17,338	15,864	15,982	22,909	72,093	20,254	15,886	17,568	25,707	79,415
Goodwill impairment	-	-	-	-	-	-	-	58,395	58,395	-	-	-	-	-
Interest	23,533	31,155	14,074	2,505	7,245	9,296	8,344	8,401	33,286	13,244	13,364	13,642	11,990	52,240
Loss on debt retirements and spin-off charges	894	113,247	48	-	907	-	-	-	907	-	-	-	-	-
Other income	(22,727)	(47,270)	(36,629)	(31,563)	(8,241)	(2,211)	(7,944)	(2,795)	(21,191)	(2,652)	(5,728)	(1,044)	(1,242)	(10,666)
	772,548	952,736	839,687	901,495	241,014	218,094	165,397	245,118	869,623	180,698	149,585	161,292	191,480	683,055
	Income (loss) from Continuing Operations
before Income Taxes	62,255	(8,814)	156,563	127,359	15,378	3,705	13,262	(62,766)	(30,421)	3,259	(6,650)	(43,463)	(15,137)	(61,991)

Income Taxes (benefits)	16,811	(8,225)	51,852	39,728	4,726	571	2,341	(20,412)	(12,774)	1,544	(2,948)	(16,358)	(5,376)	(23,138)
Income (loss) from Continuing Operations	45,444	(589)	104,711	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)

Income from Discontinued Operations net of Income Taxes	79,079	8,691	-	-	-	-	-	-	-	-	-	-	-	-
Income (loss) before Accounting Change	124,523	8,102	104,711	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)

Cumulative Effect of Accounting Change net of Income Taxes	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Income (loss)	124,523	8,102	104,711	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)

Texas Industries, Inc.
Consolidated Balance Sheets
$ In thousands

	5/31/2005	5/31/2006	5/31/2007	5/31/2008	8/31/2008	11/30/2008	2/28/2009	5/31/2009	8/31/2009	11/30/2009	2/28/2010	5/31/2010

Cash	251,600	84,139	15,138	39,527	118,548	62,254	33,865	19,796	32,183	56,794	75,615	74,946
Short-term investments	-	50,606	-	-	-	-	-	-	-	-	-	-
Receivables - net	117,363	132,849	142,610	170,943	155,970	140,134	104,199	129,432	129,430	115,469	74,642	112,184
Inventories	83,291	109,767	135,254	144,654	157,157	155,097	164,657	155,724	156,355	161,431	141,304	142,419
Deferred income taxes and prepaid expenses	28,754	33,599	17,621	17,943	16,760	17,238	17,733	22,039	21,244	21,320	21,887	23,426
Total Current Assets	481,008	410,960	310,623	373,067	448,435	374,723	320,454	326,991	339,212	355,014	313,448	352,975

Property, plant and equipment	886,447	956,896	1,293,360	1,546,125	1,628,431	1,722,452	1,767,701	1,791,546	1,789,351	1,788,663	1,790,965	1,758,778
Less depreciation and depletion	473,794	486,585	509,138	518,361	530,925	546,663	557,990	572,195	587,052	601,982	613,930	604,269
Net Property, Plant and Equipment	412,653	470,311	784,222	1,027,764	1,097,506	1,175,789	1,209,711	1,219,351	1,202,299	1,186,681	1,177,035	1,154,509

Goodwill	58,395	58,395	58,395	60,110	60,110	60,110	60,110	1,715	1,715	1,715	1,715	1,715
Real estate and investments	99,491	125,159	110,761	59,261	33,253	32,011	31,011	10,001	7,736	7,827	7,334	6,774
Deferred cncome taxes, intangibles and other charges	27,571	22,706	11,369	11,332	13,907	15,241	17,023	14,486	15,852	15,787	14,050	15,774
Assets of discontinued operations	1,114,627	-	-	-				-	-	-	-	-
	1,300,084	206,260	180,525	130,703	107,270	107,362	108,144	26,202	25,303	25,329	23,099	24,263
Total Assets	2,193,745	1,087,531	1,275,370	1,531,534	1,653,211	1,657,874	1,638,309	1,572,544	1,566,814	1,567,024	1,513,582	1,531,747

Accounts payable	44,560	50,931	96,883	111,478	106,138	95,535	83,094	55,749	48,894	41,144	43,537	56,214
Accrued interest, compensation and other items	62,202	66,955	70,104	66,967	53,075	65,647	51,285	51,856	47,808	60,224	41,515	51,455
Current portion of long term debt	688	681	1,340	7,725	229	234	238	243	247	541	500	234
Total Current Liabilities	107,450	118,567	168,327	186,170	159,442	161,416	134,617	107,848	96,949	101,909	85,552	107,903

Long-term Debt	603,126	251,505	274,416	401,880	539,195	539,978	540,767	541,540	542,371	543,244	544,087	538,620

Convertible subordinated debentures	199,937	159,725	-	-	-	-	-	-	-	-	-	-

Deferred income taxes and other credits	77,138	79,837	95,508	118,117	116,801	113,730	109,578	120,011	122,765	121,591	111,171	123,976
Liabilities of discontinued operations					-	-	-	-	-	-	-	-

Shareholders' equity	927,567	477,897	737,119	825,367	837,773	842,750	853,347	803,145	804,729	800,280	772,772	761,248
Total Liabilities and Shareholders' Equity	2,193,745	1,087,531	1,275,370	1,531,534	1,653,211	1,657,874	1,638,309	1,572,544	1,566,814	1,567,024	1,513,582	1,531,747

Texas Industries, Inc.
Consolidated Statements of Cash Flows
$ In thousands
	FY2005	FY2006	FY2007	FY2008	FY2009					FY2010
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
CONTINUING OPERATIONS
Operating Activities
Income (Loss) from Continuing Operations	45,444	(589)	104,711	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)
Adjustments to reconcile income (loss) from continuing
	operations to cash provided by continuing operating
activities

Depreciation, depletion and amortization	46,474	44,955	46,356	55,577	16,865	17,151	17,183	16,993	68,192	16,594	16,377	16,292	14,662	63,925
Goodwill impairment	-	-	-	-	-	-	-	58,395	58,395	-	-	-	-	-
Loss (gain) on asset disposals	(6,582)	(34,768)	(2,917)	(19,410)	(280)	(147)	(5,811)	(521)	(6,759)	(1,030)	(403)	109	(26)	(1,350)
Deferred income taxes (benefit)	33,811	6,581	13,622	20,036	2,538	1,089	(2,475)	(3,090)	(1,938)	743	13	(11,744)	1,856	(9,132)
Stock-based compensation expense (credit)	-	-	13,866	2,395	(4,060)	(3,769)	(1,339)	4,768	(4,400)	2,643	(500)	1,589	1,365	5,097
Excess tax benefits from stock-based compensation	8,000	9,969	(1,694)	(3,299)	(1,212)	(554)	(5)	175	(1,596)	(211)	(37)	14	(16)	(250)
Loss on debt retirements	-	107,006	48	-	907	-	-	-	907	-	-	-	-	-
Other - net	889	(2,399)	3,234	2,475	(1,006)	(61)	2,451	4,547	5,931	(221)	830	2,490	10,899	13,998
	Changes in operating assets and liabilities													-
Receivables - net	(8,873)	(5,060)	846	(29,507)	14,269	15,805	16,866	8,457	55,397	(888)	14,908	11,844	(31,285)	(5,421)
Inventories	6,082	(18,761)	(25,047)	(9,400)	(12,504)	2,061	(9,561)	8,934	(11,070)	757	(4,600)	17,945	(396)	13,706
Prepaid expenses	(1,680)	63	1,392	(2,033)	1,366	(452)	(396)	(2,412)	(1,894)	1,074	693	(14)	(1,366)	387
Accounts payable and accrued liabilities	17,017	(12,155)	31,541	(2,910)	(16,920)	(6,534)	6,365	(19,143)	(36,232)	(6,638)	1,815	(4,492)	15,361	6,046
Other credits	3,838	2,527	-	-	-	-		-	-	-	-	-	-	-
Cash Provided by Continuing Operating Activities	144,420	97,369	185,958	101,555	10,615	27,723	34,199	34,749	107,286	14,538	25,394	6,928	1,293	48,153

Investing Activities
Capital expenditures	(46,178)	(110,245)	(317,658)	(312,525)	(88,736)	(86,595)	(65,540)	(47,673)	(288,544)	(5,373)	(2,069)	(4,286)	(1,931)	(13,659)
Cash designed for property acquisitions					26,958	1,775	-	-	28,733	-	-	-	-	-
Proceeds from asset disposals	7,136	23,107	5,552	34,922	512	353	6,577	539	7,981	1,068	375	20,125	24	21,592
Investments in insurance contracts	(58,798)	(4,366)	(6,061)	99,203	1,464	799	216	397	2,876	5,802	924	205	36	6,967
Purchases of short-term investments - net					-	-	-	-	-	-	-	-	-	-
Other - net	(677)	612	(336)	101	192	(17)	(164)	(32)	(21)	(19)	17	16	2,065	2,079
Cash Provided (Used) by Investing Activities	(98,517)	(141,392)	(268,003)	(207,032)	(59,610)	(83,685)	(58,911)	(46,769)	(248,975)	1,478	(753)	16,060	194	16,979

Financing Activities
Long-term borrowings	-	250,000	38,000	366,000	327,250	-	-	-	327,250	-	-	-	-	-
Debt retirements	(699)	(600,700)	(25,521)	(232,366)	(197,555)	(55)	(66)	(96)	(197,772)	(59)	(85)	(132)	31	(245)
Debt issuance costs	(39)	(7,363)	-	(2,160)	(2,306)	(1,170)	(1,994)	-	(5,470)	(2,032)	(7)	-	(513)	(2,552)
Debt retirement costs	-	(96,029)	(6)	-	-	-	-	-	-	-	-	-	-	-
Interest rate swap terminations	(6,315)	-	-	-	-	-	-	-	-	-	-	-	-	-
Stock option exercises	41,399	7,510	6,394	3,315	1,480	2,405	456	300	4,641	331	25	143	394	893
Excess tax benefits from stock-based compensation	-	-	1,694	3,299	1,212	554	5	(175)	1,596	211	37	(14)	16	250
Common dividends paid	(6,643)	(6,908)	(7,517)	(8,222)	(2,065)	(2,066)	(2,078)	(2,078)	(8,287)	(2,080)	-	(4,164)	(2,084)	(8,328)
Other - net	-	-	-	-	-	-	-		-	-	-	-	-	-
Cash Provided (Used) by Financing Activities	27,703	(453,490)	13,044	129,866	128,016	(332)	(3,677)	(2,049)	121,958	(3,629)	(30)	(4,167)	(2,156)	(9,982)
Net Cash Provided (Used) by Continuing Operations	73,606	(497,513)	(69,001)	24,389	79,021	(56,294)	(28,389)	(14,069)	(19,731)	12,387	24,611	18,821	(669)	55,150

DISCONTINUED OPERATIONS
Cash Provided (Used) by Discontinued Operating Activities	73,104	(7,778)	-	-	-	-	-	-	-	-	-	-	-	-
Cash Used by Discontinued Investing Activities	(28,163)	(2,757)	-	-	-	-	-	-	-	-	-	-	-	-
Cash Provided by Discontinued Financing Activities	-	340,587	-	-	-	-	-	-	-	-	-	-	-	-
Net Cash Provided by Discontinued Operations	44,941	330,052	-	-	-	-	-	-	-	-	-	-	-	-
Increase (Decrease) in Cash and Cash Equivalents	118,547	(167,461)	(69,001)	24,389	79,021	(56,294)	(28,389)	(14,069)	(19,731)	12,387	24,611	18,821	(669)	55,150

Cash and Cash Equivalents at Beginning of Period	133,053	251,600	84,139	15,138	39,527	118,548	62,254	33,865	39,527	19,796	32,183	56,794	75,615	19,796
Cash and Cash Equivalents at End of Period	251,600	84,139	15,138	39,527	118,548	62,254	33,865	19,796	19,796	32,183	56,794	75,615	74,946	74,946

Texas Industries, Inc. Reconciliation of EBITDA to Net Income and Cash Provided (Used) by Continuing Operations
$ In thousands
	FY2005	FY2006	FY2007	FY2008	FY2009					FY2010
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
EBITDA Defined
Net Income (loss) from Continuing Operations	45,444	(589)	104,711	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)
Plus (minus):
Interest	23,533	31,155	14,074	2,505	7,245	9,296	8,344	8,401	33,286	13,244	13,364	13,642	11,990	52,240
Income taxes (benefit)	16,811	(8,225)	51,852	39,728	4,726	571	2,341	(20,412)	(12,774)	1,544	(2,948)	(16,358)	(5,376)	(23,138)
Depreciation, depletion and amortization	46,474	44,955	46,356	55,577	16,865	17,151	17,183	16,993	68,192	16,594	16,377	16,292	14,662	63,925
Goodwill impairment	-	-	-	-	-	-	-	58,395	58,395	-	-	-	-	-
Loss on debt retirements and spin-off charges	894	113,247	48	-	907	-	-	-	907	-	-	-	-	-
EBITDA	133,156	180,543	217,041	185,441	40,395	30,152	38,789	21,023	130,359	33,097	23,091	(13,529)	11,515	54,174

EBITDA represents income from continuing operations before interest, income taxes, depreciation and amortization, loss on debt retirements and goodwill impairment.
EBITDA is presented because we believe it is a useful indicator of our performance and our ability to meet debt service and capital expenditure requirements.
It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles.
EBITDA is not necessarily comparable to similarly titled measures used by other companies.

EBITDA Reconciliation
Cash from Continuing Operating Activities	144,420	97,369	185,958	101,555	10,615	27,723	34,199	34,749	107,286	14,538	25,394	6,928	1,293	48,153
Plus (minus):
Changes in operating assets and liabilities	(16,384)	33,386	(8,732)	43,850	13,789	(10,880)	(13,274)	4,164	(6,201)	5,695	(12,816)	(25,283)	17,686	(14,718)
Deferred taxes (benefit)	(33,811)	(6,581)	(13,622)	(20,036)	(2,538)	(1,089)	2,475	3,090	1,938	(743)	(13)	11,744	(1,856)	9,132
Stock-based compensation expense (credit)	-	-	(13,866)	(2,395)	4,060	3,769	1,339	(4,768)	4,400	(2,643)	500	(1,589)	(1,365)	(5,097)
Excess tax benefits from stock-based compensation	(8,000)	(9,969)	1,694	3,299	1,212	554	5	(175)	1,596	211	37	(14)	16	250
Income taxes (benefit)	16,811	(8,225)	51,852	39,728	4,726	571	2,341	(20,412)	(12,774)	1,544	(2,948)	(16,358)	(5,376)	(23,138)
Loss (gain) on assets disposals	6,582	34,768	2,917	19,410	280	147	5,811	521	6,759	1,030	403	(109)	26	1,350
Interest	23,533	31,155	14,074	2,505	7,245	9,296	8,344	8,401	33,286	13,244	13,364	13,642	11,990	52,240
Spin-off charges	894	6,241	-	-	-	-	-	-	-	-	-	-	-	-
Other - net	(889)	2,399	(3,234)	(2,475)	1,006	61	(2,451)	(4,547)	(5,931)	221	(830)	(2,490)	(10,899)	(13,998)
EBITDA	133,156	180,543	217,041	185,441	40,395	30,152	38,789	21,023	130,359	33,097	23,091	(13,529)	11,515	54,174

Texas Industries, Inc.
Business Segment Summary
$ In thousands expect per share
	FY2005	FY2006	FY2007	FY2008	FY2009					FY2010
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
Cement Operations
Operating Results
Total cement sales	404,823	447,594	482,379	468,673	111,404	98,407	75,557	79,018	364,386	78,460	61,726	52,322	73,672	266,180
Total other sales and delivery fees	30,699	27,416	27,648	36,079	9,959	9,641	5,882	5,452	30,934	6,736	6,457	5,296	9,844	28,333
Total segment sales	435,522	475,010	510,027	504,752	121,363	108,048	81,439	84,470	395,320	85,196	68,183	57,618	83,516	294,513
Cost of products sold	338,528	352,603	343,145	391,687	104,557	94,206	67,919	76,142	342,824	69,859	58,359	70,616	71,929	270,763
Gross profit	96,994	122,407	166,882	113,065	16,806	13,842	13,520	8,328	52,496	15,337	9,824	(12,998)	11,587	23,750
Selling, general and administrative	(15,085)	(13,956)	(19,878)	(18,307)	(5,405)	(6,082)	(3,577)	(4,279)	(19,343)	(4,674)	(4,359)	(3,715)	(4,780)	(17,528)
Goodwill impairment	-	-	-	-	-	-	-	(58,395)	(58,395)	-	-	-	-	-
Other income	1,342	951	24,536	7,419	5,264	1,008	1,423	1,606	9,301	1,743	4,670	411	950	7,774
Operating Profit (loss)	83,251	109,402	171,540	102,177	16,665	8,768	11,366	(52,740)	(15,941)	12,406	10,135	(16,302)	7,757	13,996

Cement
Shipments (tons)	5,394	5,136	5,074	5,035	1,218	1,083	837	897	4,035	915	738	639	934	3,226
Prices ($/ton)	$75.05	$87.14	$95.06	$93.07	$91.43	$90.87	$90.17	$88.23	$90.31	$85.70	$83.64	$81.82	$78.95	$82.51
Cost of sales ($/ton)	$58.03	$63.65	$63.08	$70.85	$79.26	$79.04	$73.92	$78.94	$78.02	$68.70	$71.98	$101.70	$69.99	$76.36

Aggregate Operations
Operating Results
Total stone, sand and gravel sales	134,220	153,480	155,562	162,582	40,679	35,667	26,889	27,962	131,197	27,794	20,217	14,849	25,159	88,019
Total other sales and delivery fees	88,125	99,101	113,292	122,748	31,118	24,838	25,882	24,456	106,294	22,307	16,070	14,410	24,141	76,928
Total segment sales	222,345	252,581	268,854	285,330	71,797	60,505	52,771	52,418	237,491	50,101	36,287	29,259	49,300	164,947
Cost of products sold	191,837	219,124	218,394	231,503	59,456	51,908	42,678	43,541	197,583	39,155	32,001	28,882	42,925	142,963
Gross profit	30,508	33,457	50,460	53,827	12,341	8,597	10,093	8,877	39,908	10,946	4,286	377	6,375	21,984
Selling, general and administrative	(11,920)	(15,436)	(16,212)	(15,178)	(3,823)	(3,506)	(2,379)	(2,925)	(12,633)	(2,705)	(2,489)	(1,937)	(2,471)	(9,602)
Other income	10,782	30,376	2,638	16,974	407	463	5,466	618	6,954	398	432	409	180	1,419
Operating Profit (loss)	29,370	48,397	36,886	55,623	8,925	5,554	13,180	6,570	34,229	8,639	2,229	(1,151)	4,084	13,801

Stone, sand and gravel
Shipments (tons)	23,616	25,246	22,114	21,851	5,201	4,605	3,267	3,397	16,470	3,423	2,642	1,947	3,351	11,363
Prices ($/ton)	$5.68	$6.08	$7.03	$7.44	$7.82	$7.74	$8.23	$8.23	$7.97	$8.12	$7.65	$7.62	$7.51	$7.75
Cost of sales ($/ton)	$4.80	$5.23	$5.40	$6.13	$6.28	$6.62	$6.92	$7.14	$6.68	$6.28	$7.03	$8.41	$6.60	$6.91

Consumer Products Operations
Operating Results
Total ready-mix concrete sales	222,680	265,254	278,067	310,652	78,894	64,832	53,306	50,899	247,931	54,053	41,720	33,695	46,244	175,712
Total other sales and delivery fees	59,832	72,204	57,708	58,581	16,330	15,812	13,294	16,054	61,490	15,485	12,733	10,832	16,621	55,671
Total segment sales	282,512	337,458	335,775	369,233	95,224	80,644	66,600	66,953	309,421	69,538	54,453	44,527	62,865	231,383
Cost of products sold	267,625	316,341	310,955	341,604	91,744	76,429	60,569	60,014	288,756	61,716	51,691	45,203	59,509	218,119
Gross profit	14,887	21,117	24,820	27,629	3,480	4,215	6,031	6,939	20,665	7,822	2,762	(676)	3,356	13,264
Selling, general and administrative	(10,339)	(11,415)	(16,284)	(19,314)	(4,315)	(3,716)	(2,142)	(2,943)	(13,116)	(3,204)	(2,749)	(1,421)	(2,819)	(10,193)
Other income	711	647	1,310	3,268	385	180	651	98	1,314	133	268	115	70	586
Operating Profit (loss)	5,259	10,349	9,846	11,583	(450)	679	4,540	4,094	8,863	4,751	281	(1,982)	607	3,657

Ready-mix concrete
Shipments (tons)	3,678	3,830	3,665	3,844	947	769	614	572	2,902	612	501	427	607	2,147
Prices ($/ton)	$60.54	$69.25	$75.87	$80.83	$83.30	$84.37	$86.87	$89.00	$85.46	$88.46	$83.02	$79.17	$76.06	$81.83
Cost of sales ($/ton)	$61.12	$67.69	$71.92	$76.36	$81.15	$81.96	$80.45	$82.13	$81.41	$79.91	$80.98	$84.35	$75.60	$79.82

Total Segment Operating Profit (loss)					25,140	15,001	29,086	(42,076)	27,151	25,796	12,645	(19,435)	12,448	31,454
Corporate
Other income	9,892	15,296	8,145	3,902	2,185	560	404	473	3,622	378	358	109	42	887
Selling, general and administrative	(41,090)	(47,856)	(55,732)	(43,421)	(3,795)	(2,560)	(7,884)	(12,762)	(27,001)	(9,671)	(6,289)	(10,495)	(15,637)	(42,092)
	(31,198)	(32,560)	(47,587)	(39,519)	(1,610)	(2,000)	(7,480)	(12,289)	(23,379)	(9,293)	(5,931)	(10,386)	(15,595)	(41,205)
Interest	(23,533)	(31,155)	(14,074)	(2,505)	(7,245)	(9,296)	(8,344)	(8,401)	(33,286)	(13,244)	(13,364)	(13,642)	(11,990)	(52,240)
Loss on Debt Retirements	(894)	(113,247)	(48)	-	(907)	-	-	-	(907)	-	-	-	-	-
Income (loss) from Continuing Operations before
Income Taxes	62,255	(8,814)	156,563	127,359	15,378	3,705	13,262	(62,766)	(30,421)	3,259	(6,650)	(43,463)	(15,137)	(61,991)

Texas Industries, Inc.
Business Segment Summary
$ In thousands expect per share
	FY2005	FY2006	FY2007	FY2008	FY2009					FY2010
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
Major Gains (losses) in Other Income
Cement - antidumping settlement			19,803
Cement - sale of emissions credits				3,879	1,723				1,723		3,427			3,427
Cement - oil and gas bonus proceeds					2,781				2,781
Aggregates - sale of emissions credits	6,225
Aggregates - sale of real estate		23,987		5,146			4,961		4,961
Aggregates - sale of southern Louisiana operations				10,093
Corporate - oil and gas bonus proceeds					1,636				1,636

Depreciation, Depletion and Amortization
Cement	24,926	23,628	23,234	25,645	9,333	9,393	9,525	9,548	37,799	9,341	9,286	9,250	7,951	35,828
Aggregates	12,898	13,926	16,093	21,166	5,421	5,651	5,576	5,271	21,919	5,067	4,994	5,057	4,755	19,873
Consumer Products	6,889	6,181	6,493	7,998	1,873	1,856	1,817	1,888	7,434	1,896	1,807	1,695	1,667	7,065
Corporate	1,761	1,220	536	768	238	251	265	286	1,040	290	290	290	289	1,159
Total Depreciation, Depletion and Amortization	46,474	44,955	46,356	55,577	16,865	17,151	17,183	16,993	68,192	16,594	16,377	16,292	14,662	63,925